UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): May 5, 2015

HAVE GUN WILL TRAVEL ENTERAINMENT, INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada	000-1598924	46-4333787
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Flat/RM C, 15/F, Full Win Commercial Centre,

573 Nathan Road, Kowloon, Hong Kong, China

(Address of principal executive offices)

818-835-2822

(Registrant's telephone number, including area code)

N/A

(Former Name or former address if changed from last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On May 5, 2015, Have Gun Will Travel Entertainment, Inc. (“HGTW”), entered into a share exchange agreement (the “Exchange Agreement”) with Fortune Delight Holdings Group Ltd. (“FDHG”) and Wu Jun Rui, on behalf of himself and certain other individuals who are to receive shares of HGTW pursuant to the Exchange Agreement. On the terms and subject to the conditions set forth in the Exchange Agreement, on May 5, 2015, Wu Jun Rui, holding all 50,000 shares of FDHG common stock, sold, assigned, transferred and delivered, free and clear of all liens, pledges, encumbrances, charges, restrictions or known claims of any kind, nature, or description, all of the shares of FDHG held by him to HGTW; the objective of such transfer being the acquisition by the HGTW of all the issued and outstanding shares of FDHG common stock. In exchange for the transfer of such securities by Wu Jun Rui, HGTW is issuing, to the shareholders listed on Composite Exhibit A to the Exchange Agreement (the “Shareholders”), 59,620,000 shares of the Company’s common stock, par value $.001 per share and 5,000,000 shares of the Company’s preferred stock, par value $.001 per share, as set forth therein. Wu Jun Rui has surrendered his certificate representing all of the FDHG shares to the Company. The Shareholders will be receiving certificates evidencing their ownership of HGTW.

Prior to the date of the Exchange Agreement, HGWT’s interaction with Wu Jun Rui, the Shareholders and their affiliates was limited to the negotiation of the change of control event described in HGTW’s Form 8-K filed on the April 2, 2015.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On May 5, 2015, HGTW acquired all of the outstanding equity of FDHG. FDHD is the parent company of Silver Channel Industrial Ltd., a Hong Kong company. Heyuan Image Machinery Import and Export Co., Ltd., a WFOE Company, is the wholly-owned subsidiary of Silver Channel Industrial Ltd. Guangzhou Image Agricultural Technology Ltd., a Guangzhou company, is the wholly-owned subsidiary of Heyuan Image Machinery Import and Export Co., Ltd. Guangzhou Image Agricultural Technology Ltd. Guangzhou Image Agricultural Technology Ltd. owns eight five percent (85%) of Yunnan Image Tea Industrial Ltd. Through the aforementioned companies, HGTW has altered its business plan so that it is now a manufacturer of tea cube and tea cake. HGTW, through its subsidiaries, owns and operates a tea garden in Yunnan. The aforementioned companies (the “Companies”) were acquired from Wu Jun Rui upon execution of the Exchange Agreement. As payment for the Companies, HGTW issued 59,620,000 shares of its common stock and 5,000,000 shares of its preferred stock, as applicable, to the Shareholders, as directed by Wu Jun Rui. Prior to the date of the Exchange Agreement, there was no material relationship between Wu Jun Rui or the Shareholders and HGTW.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

10.1	Share Exchange Agreement, by and among Have Gun Will Travel Entertainment, Inc., Fortune Delight Holdings Group Ltd. and the shareholders named therein, dated May 5, 2015.

2

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Have Gun Will Travel Entertainment, Inc.

May 5, 2015	By:	/s/ Wilkie Wu Yu Gu
	Name:	Wilkie Wu Yu Gu
	Title:	President

3

EXHIBIT INDEX

Exhibit No.	Document Description

10.1	Share Exchange Agreement, by and among Have Gun Will Travel Entertainment, Inc., Fortune Delight Holdings Group Ltd., Wu Jun Rui, and the shareholders named therein, dated May 5, 2015.

4